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                                                                     Exhibit 4.1


Number                                                                    Shares

*________*                                                            *________*


                       MARCH MOTORS MANUFACTURING COMPANY

               10,000,000 Authorized Common Shares, $.01 Par Value



This  certifies   that_____________________________________  is  the  registered holder of _______________________ Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 1st day of September A.D. 97


The shares represented by this certificate may not be
transferred without (I) the opinion of counsel                Joseph Novogratz
satisfactory to this corporation that such transfer may       Chairman/Secretary
lawfully be made without registration or qualification under the Federal Securities Act of 1933 and applicable state securities laws; or (II) such registration or qualification.

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For  Value  Received  ______________________________  hereby  sell,  assign  and transfer unto  _________________________________________  Shares  represented by the within certificate and do hereby irrevocably constitute and appoint _________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation within the full power of substitution in the premises.


Dated_________________________________


In the presence of _____________________    ___________________________________